Exhibit 5

SIERCHIO & ALBERT, P.C. [ LETTERHEAD ]


                                   May 2, 1996



Steel of West Virginia, Inc.
17th Street and 2nd Avenue
Huntington, West Virginia  25703

Dear Sirs:

  We are acting as counsel to Steel of West Virginia, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of 500,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company. The Shares are to be issued by the Company upon grant of certain stock options (the "Options") granted and to be granted to certain employees or directors of the Company pursuant to the Company's 1995 Employee Stock Option Plan (the "Employee Plan") and the 1995 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan" and, together with the Employee Plan, the "Plans").

  As such counsel, we have participated in the preparation of the Registration Statement, and have reviewed the corporate proceedings in connection with the adoption of the Plans and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

  Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon exercise of the Options in accordance with the terms of the Plans against payment of the exercise price therefor (as applicable), and upon compliance with applicable securities laws, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid, and non-assessable.




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SIERCHIO & ALBERT, P.C. [ LETTERHEAD ]


  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        Sierchio & Albert, P.C.



                                        By:  s/Stephen A. Albert
                                            -----------------------
                                            Stephen A. Albert









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